EXHIBIT 12

                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                              COMPUTATION OF RATIOS

RETURN ON AVERAGE STOCKHOLDERS' EQUITY               Net income/Average
                                                     stockholders' equity

RETURN ON AVERAGE ASSETS                             Net income/Average assets

NET INTEREST MARGIN                                  Fully tax equivalent net
                                                     interest income/Average
                                                     earning assets

NON-INTEREST LEVERAGE RATIO                          (Non-interest income less
                                                     securities and asset
                                                     disposal gains and/or
                                                     losses)/(Non-interest
                                                     expense less intangible
                                                     asset amortization)

EFFICIENCY RATIO                                     (Non-interest
                                                     expenses less intangible
                                                     asset amortization)/(Fully
                                                     tax equivalent net interest
                                                     income plus non-interest
                                                     income securities and asset
                                                     disposal gains and/or
                                                     losses)

AVERAGE STOCKHOLDERS' EQUITY TO AVERAGE ASSETS       Average stockholders'
                                                     equity/Average assets

AVERAGE LOANS TO AVERAGE DEPOSITS                    Average gross loans/Average
                                                     deposits

DIVIDEND PAYOUT RATIO                                Dividends declared/Net
                                                     income

NONPERFORMING LOANS AS A PERCENTAGE OF PERIOD        (Nonaccrual loans plus
END LOANS                                            loans past due 90 days or
                                                     greater plus renegotiated
                                                     loans)/Gross loans net of
                                                     unearned interest

NONPERFORMING ASSETS AS A PERCENTAGE OF TOTAL        (Nonaccrual loans plus
ASSETS                                               loans past due 90 days or
                                                     greater plus renegotiated
                                                     loans plus other real
                                                     estate owned)/Total assets

ALLOWANCE FOR LOAN LOSSES TO PERIOD END TOTAL        Allowance for loan
LOANS                                                losses/Gross loans net of
                                                     unearned interesT

ALLOWANCE FOR LOAN LOSSES TO PERIOD END              Allowance for loan losses/
NONPERFORMING LOANS                                  (Nonaccrual loans plus
                                                     loans past due 90 days or
                                                     greater plus renegotiated
                                                     loans)

PROVISION FOR LOAN LOSSES TO AVERAGE LOANS           Provision for loan losses
                                                     /Average gross loans

NET CHARGE-OFFS AS A PERCENTAGE OF AVERAGE LOANS     (Gross charge-offs less
                                                     gross recoveries)/Average
                                                     gross loans

TIER 1 CAPITAL RATIO                                 Stockholders' equity less
                                                     intangible assets and
                                                     securities mark-to-market
                                                     capital reserve ("Tier 1
                                                     Capital")/Risk adjusted
                                                     assets

TOTAL CAPITAL RATIO                                  Tier 1 Capital plus
                                                     allowance for loan
                                                     losses/Risk adjusted assets

TIER 1 LEVERAGE RATIO                                Tier 1 Capital/Quarterly
                                                     average assets

BOOK VALUE PER SHARE                                 Total stockholders'
                                                     equity/Common shares
                                                     outstanding at quarter-end

TANGIBLE BOOK VALUE PER SHARE                        (Total stockholders' equity
                                                     less goodwill and other
                                                     intangible assets)/Common
                                                     shares outstanding at
                                                     quarter-end

TANGIBLE CAPITAL RATIO                               (Total stockholders'
                                                     equity less goodwill and
                                                     other intangible assets)/
                                                     (Total assets less goodwill
                                                     and other intangible
                                                     assets)